                                                                    Exhibit 10.6

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

          THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of ____________, 2006 (hereinafter referred to as the "First Amendment"), by and among RAM Holdings Ltd., a Bermuda exempted company ("Holdings"), RAM Holdings II Ltd., a Bermuda company ("Holdings II" and, together with Holdings, "Holding"), RAM Reinsurance Company Ltd., a Bermuda company (the "Company"), and Mary Ellen Pavlovsky (the "Executive").

                                   WITNESSETH

          WHEREAS, Holding, the Company and the Executive have previously entered into an Employment Agreement, dated as of May 1, 2005 (hereinafter referred to as the "Employment Agreement"), which provides for the Executive's employment as the Managing Director for Asset-backed Securities of the Company for a term ending on April 30, 2006; and

          WHEREAS, Holding, the Company and the Executive desire to amend the terms of the Employment Agreement as set forth herein;

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are mutually acknowledged, Holding, the Company and the Executive agree as follows:

     1. Amendment to Section 2 of the Employment Agreement. Section 2 of the Employment Agreement is hereby amended by replacing "April 30, 2006" with "December 15, 2006."

     2. Amendment to Section 4 of the Employment Agreement. Section 4 of the Employment Agreement is hereby amended by adding the following sentence after the first sentence thereof, to read in its entirety as follows:

     "Notwithstanding the preceding sentence, commencing on [fill in], the Company shall pay the Executive an annualized Base Salary of $305,400."

     3. Amendment to Section 5 of the Employment Agreement. Section 5 of the Employment Agreement is hereby amended by adding the following sentences after the second sentence thereof, to read in their entirety as follows:

     "Notwithstanding the foregoing, the Executive's target annual incentive bonus amount for 2006 shall be an amount equal to 105% of her annualized Base Salary for such year."

     The Incentive Award Criteria for the Executive for 2006 are attached hereto as Exhibit A.

     4. Continuing Agreement. Except as expressly amended by this First Amendment, the Employment Agreement shall continue in full force and effect in accordance with the provisions thereof. Except as the context may otherwise require, all references to the "Employment Agreement" of the Executive in any other agreement or document as between the

Parties shall be deemed references to the Employment Agreement, as amended by this First Amendment.

     5. Governing Law. This First Amendment shall be governed by the laws of the State of New York, without reference to the principles of conflicts or choice of law under which the law of any other jurisdiction would apply.

     6. Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of the date first set forth above.

                                        RAM HOLDINGS LTD.


                                        By:
                                            ------------------------------------
                                        Its: Chairman


                                        RAM HOLDINGS II LTD.


                                        By:
                                            ------------------------------------
                                        Its: Chairman


                                        RAM REINSURANCE COMPANY LTD.


                                        By:
                                            ------------------------------------
                                        Its: Chairman


                                        EXECUTIVE


                                        ----------------------------------------

EXHIBIT A

                              MD STRUCTURED FINANCE
                          INCENTIVE AWARD CRITERIA 2006
                    TARGET AWARD 105% OF BASE +/-25% OVERALL

BUSINESS RESULTS (30%)

Operating Income of $36.5MM (1)
ROE of 10% (2)

GROWTH, MARKETING AND BUSINESS DEVELOPMENT (50%) (3)

1.   Redesign quarterly strategic market reviews

2. Collaborate with Chief Risk Manager to design and implement nontraditional channels (e.g. reverse inquiry process) to increase facultative business

3.   Structured finance AGP of $5.3MM and 8.0 PI

4.   Increase AGP with FGIC, XLCA/FA, Assured and CIFG

RISK MANAGEMENT (20%)

1.   Assist in primary company surveillance reviews

2.   Provide guidance as requested on reporting matters

3.   Assist Chief Risk Manager in sector and transaction reviews

(1)  Award will be scaled as follows:

Operating income   <$33MM   $33MM   $36.5MM   $40MM
----------------   ------   -----   -------   -----
Award %               0       50      100      150

(2)  Award will be scaled as follows:

ROE %     <9.0    9    10    11
-----     ----   --   ---   ---
Award %     0    50   100   150

(3) Committee will determine the award for this category rather than adopt a scale.